Exhibit 10.2

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.  THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR SAID STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

SENIOR SECURED TERM PROMISSORY NOTE

$497,306.50	February 26, 2013

FOR VALUE RECEIVED, BIO-key International, Inc., a Delaware corporation, having an address at 3349 Highway 138, Building D, Suite A, Wall, New Jersey 07719 (the “Maker”), promises to pay to the order of DRNC HOLDINGS, INC., its successors and assigns, having a place of business at 200 Bellevue Parkway, Suite 300, Wilmington, DE 19809 (the “Lender”), the sum of FOUR HUNDRED NINETY-SEVEN THOUSAND THREE HUNDRED SIX DOLLARS AND FIFTY CENTS ($497,306.50) together with interest thereon, or on the amount from time to time outstanding hereunder, such interest rate to be computed as hereinafter provided.  Capitalized terms used without definition herein shall have the meaning set for in the Note Purchase Agreement (as defined herein).

Commencing on June 30, 2013 and continuing through and including the Maturity Date (as defined below), the Maker shall pay the Lender interest, semi-annually on June 30th and December 31st of each year, in arrears and in cash, on the principal amount outstanding hereunder at the rate of seven percent (7%) per annum (the “Interest Rate”).  Interest shall be computed on a three hundred sixty (360) day year and a thirty day month, provided however, that all outstanding principal amounts together with interest thereon shall be due and payable on the first to occur of: (i) December 31, 2015 or (ii) redemption or repurchase by the Maker; unless sooner due and payable after acceleration (“Maturity Date”).

During the continuance of any Event of Default under Section 13.1(a) of the Note Purchase Agreement, the Note shall bear interest at a rate equal to the Interest Rate plus two percent (2%) per annum.

This Note may be prepaid in whole or in part without penalty pursuant to the terms and conditions set forth in Section 9.2(b) of the Note Purchase Agreement.

This Note is secured by a security interest in the tangible and intangible assets owned by the Maker and its Restricted Subsidiaries (as defined in that certain Note Purchase Agreement dated as of the date hereof, by and between the Maker and the Lender (the “Note Purchase Agreement”) which was granted by the Maker and its Restricted Subsidiaries in favor of the Lender in the Security Agreement.

This Note shall become immediately due and payable without further notice or demand, and notwithstanding any prior waiver of any breach or default or other indulgence by the holder of this Note, upon the occurrence and continuance of any Event of Default and in accordance with the terms of Section 13 of the Note Purchase Agreement.

Notwithstanding any provision contained herein, or in any of the other Loan Documents, or contained in any mortgage and security agreement, conditional assignment of rents, or other instrument or agreement now or hereafter executed in connection with this Note, the maximum amount of interest and other charges in the nature thereof contracted for, or payable hereunder or thereunder, shall not exceed the maximum amount which may be lawfully contracted for, charged and received in this loan transaction all as determined by the final judgment of a court of competent jurisdiction, including all appeals therefrom.  This Note and the loan evidenced hereby shall be governed in all respects by the law of the State of New York.

All payments due hereunder shall be made at the office of the Lender as set forth in the preamble hereto or such other place as the Lender may designate from time to time in writing.

The invalidity or unenforceability of any provision hereof, or any other instrument, agreement or document now or hereafter executed in connection with the loan evidenced hereby shall not impair or vitiate any other provision of any of such instruments, agreements and documents, all of which provisions shall be enforceable to the fullest extent now or hereafter permitted by law.

THE MAKER AND THE LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER THIS NOTE OR ANY OTHER LOAN DOCUMENT.

Executed as a sealed instrument.

WITNESS:	BIO-key International, Inc.

/s/ Donna Hoahng	By: /s/ Michael W. DePasquale
Name: Michael DePasquale
Title: Chief Executive Officer